Exhibit 10.22

AGREEMENT TO TERMINATE TIME-SHARING AGREEMENT

This Agreement To Terminate Time-Sharing Agreement is made and entered into as of August 25, 2003, by and between Kennedy Aviation, LLC., a Delaware limited liability company (“Sublessor”) and Openwave Systems Inc., a Delaware corporation (“Sublessee”).

WHEREAS, Sublessor and Sublessee are parties to the Time-Sharing Agreement, dated as of September 30, 2002 (as amended to date, the “Time-Sharing Agreement”), relating to the sublease of a certain aircraft identified as Cessna Citation Ultra, serial number             , U.S. Registration Number              with its two H Pratt & Whitney JT15D-5D engines and related equipment, components, accessories, and instruments (the “Aircraft”) from Sublessor to Sublessee; and

NOW, THEREFORE, based upon the foregoing, Sublessor and Sublessee, agree as follows:

1. The Time-Sharing Agreement shall be terminated effective as of September 30, 2003 (the “Termination Date”).

2. The terms of the Time-Sharing Agreement shall continue to apply, in full force and effect, to any use of the Aircraft that occurred prior to the Termination Date.

IN WITNESS WHEREOF, the parties have executed this Agreement to Terminate Time-Sharing Agreement effective as of the date first set forth above.

OPENWAVE SYSTEMS INC., a Delaware corporation,

By:		By:
	Steve Peters Senior Vice President, Chief Administrative and Legal Officer		Date and Time of Execution

Kennedy Aviation, LLC., a Delaware limited liability company,

By:		By:
	Kevin Kennedy, Owner		Date and Time of Execution